Exhibit 10.1

LETTER OF INTENT

Proposed Business Combination

Power Analytics Global Corp (“PAGC”)

and

Drugs Made in America Acquisition Corp (“DMAA”)

Dated: April 7, 2026

SECTION 1 – PARTIES

Power Analytics Global Corp (“PAGC”), a Delaware corporation.

Drugs Made in America Acquisition Corp (“DMAA”), a Cayman Islands exempted company and publicly traded special purpose acquisition company listed on Nasdaq.

SECTION 2 – PROPOSED TRANSACTION STRUCTURE

The Parties intend to enter into a definitive business combination agreement (the “Business Combination Agreement”) pursuant to which PAGC shall combine with DMAA in a transaction intended to qualify as a de-SPAC transaction, resulting in PAGC becoming a publicly listed company.

The structure, including merger mechanics, equity consideration, and governance, shall be set forth in the Business Combination Agreement and related SEC filings, including a registration statement on Form S-4.

SECTION 3 – VALUATION AND CONSIDERATION

The transaction is expected to reflect an implied equity valuation of approximately $1,000,000,000 for PAGC, subject to customary adjustments based on due diligence, capital structure, net debt, working capital, and market conditions.

Final consideration, including share exchange ratios and potential earn-out provisions, shall be determined in the Business Combination Agreement.

SECTION 4 – TRUST ACCOUNT; NON-RECOURSE (S-4 ALIGNED)

DMAA maintains a trust account for the benefit of its public shareholders (the “Trust Account”).

In accordance with customary SPAC practice and to be reflected in the Business Combination Agreement and Form S-4, no party hereto shall have any right, title, interest, or claim of any kind in or to the Trust Account, except as expressly provided under applicable securities laws and the governing trust agreement.

The Trust Account shall not be used to satisfy any liabilities, obligations, or claims arising out of this Letter of Intent or the transactions contemplated hereby.

SECTION 5 – WAIVER OF CLAIMS AGAINST TRUST (MARKET STANDARD)

PAGC agrees that it shall not seek recourse against the Trust Account or any funds held therein for any reason, including any claim arising out of this Letter of Intent, the Business Combination Agreement, or the transactions contemplated thereby.

This provision is intended to be consistent with standard SPAC transaction documentation and shall be incorporated into definitive agreements.

SECTION 6 – EXTENSION AND SPONSOR SUPPORT

The Parties acknowledge that DMAA may require stockholder approval to extend its business combination deadline.

PAGC and/or its affiliates may support such extension through contributions or arrangements to be defined in definitive documentation.

SECTION 7 – MINIMUM CASH CONDITION

The Business Combination Agreement is expected to include a minimum cash condition, anticipated to be in the range of $25,000,000 to $50,000,000, subject to redemptions and final negotiation.

SECTION 8 – FINANCING AND PIPE

The Parties may pursue additional financing, including PIPE investments or other capital raising transactions, the terms of which shall be set forth in definitive agreements.

Such financing shall be independent of the Trust Account unless otherwise expressly agreed.

SECTION 9 – SEC PROCESS AND DISCLOSURE

The Parties intend to prepare and file with the SEC a registration statement on Form S-4 (or equivalent), including a proxy statement/prospectus, reflecting the terms of the Business Combination Agreement.

All financial statements, pro forma information, and disclosures shall be prepared in accordance with applicable SEC rules and PCAOB standards.

SECTION 10 – THIRD PARTY BENEFICIARY

The trustee of the Trust Account and its beneficiaries shall be entitled to rely on and enforce Sections 4 and 5.

SECTION 11 – CONFIDENTIALITY

The existence and terms of this Letter of Intent and all discussions shall remain confidential, except as required by law or SEC disclosure obligations.

SECTION 12 – NON-BINDING; TRANSITION TO DEFINITIVE AGREEMENTS

This Letter of Intent is non-binding except for Sections 4, 5, 10, and 11.

The Parties agree to negotiate in good faith to enter into a definitive Business Combination Agreement, which shall supersede this Letter of Intent in its entirety.

SIGNATURES

POWER ANALYTICS GLOBAL CORP

By:	/s/ Keith Barksdale
Name:	Keith Barksdale
Title:	Chairman

DRUGS MADE IN AMERICA ACQUISITION CORP

By:	/s/ Roger Bendelac
Name:	Roger Bendelac
Title:	CEO